[QUANTA SERVICES LOGO]                                             PRESS RELEASE


FOR IMMEDIATE RELEASE
04-02

Contacts:     James Haddox, CFO                Ken Dennard / ksdennard@drg-e.com
              Reba Reid                        Lisa Elliott / lelliott@drg-e.com
              713-629-7600                     DRG&E / 713-529-6600


                 QUANTA SERVICES REPORTS FOURTH QUARTER RESULTS
                          REVENUES WERE $431.3 MILLION
                          GAAP LOSS PER SHARE WAS $0.23
        NON-GAAP EARNINGS EXCLUDING CHARGES WERE $0.04 PER DILUTED SHARE

HOUSTON - FEBRUARY 26, 2004 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2003.

         Revenues in the fourth quarter of 2003 were $431.3 million, compared to revenues of $432.8 million in the fourth quarter of 2002. For the fourth quarter of 2003, GAAP net loss attributable to common stock was $25.7 million, or a loss per share of $0.23 compared to GAAP net loss attributable to common stock of $6.7 million, or a loss per share of $0.10 in last year's fourth quarter.

         This year's fourth quarter results include a $35.1 million charge comprised of make-whole pre-payment premiums, the write-off of deferred financing costs and other related costs due to the early extinguishment of debt; a $6.5 million goodwill impairment charge associated with the closure of an operating unit; and a $2.9 million charge as a result of the disposition of an investment in a fiber network, all on a pre-tax basis. For the three months ended December 31, 2003, non-GAAP net income attributable to common stock adjusted for these charges was $4.4 million, or $0.04 per diluted share. For the three months ended December 31, 2002, non-GAAP net income attributable to common stock was $4.8 million, or $0.06 per diluted share. A reconciliation of the fourth quarter 2003 and 2002 GAAP net income (loss) attributable to common stock to non-GAAP net income (loss) attributable to common stock has been provided in the attached table. These non-GAAP measures are provided to enable investors to evaluate our quarterly performance excluding the effects of certain items that we believe impact the comparability of our results between reporting periods.

         "Our $117 million in cash flow from operations less capital expenditures of $36 million yielded free cash flow of $81 million for the year, excluding debt extinguishment costs. Our free cash flow, combined with the refinancing completed in the fourth quarter, resulted in approximately $200 million in cash on our balance sheet as of today - ensuring our future ability

                                    - more -
to grow," said John Colson, chairman and chief executive officer of Quanta Services. "In addition to the operational improvements we made this year, we favorably refinanced our debt which will yield annual net interest savings of approximately $8 million. In 2004 we will continue to propel Quanta toward its full potential as capital spending, the regulatory process and the general economy progress."

         Revenues for the twelve months of 2003 were $1.64 billion, compared to $1.75 billion for the twelve months of 2002. For the twelve months of 2003, the company reported a GAAP net loss attributable to common stock of $32.9 million, or a loss per share of $0.30, compared to a GAAP net loss attributable to common stock of $628.1 million, or a loss per share of $9.98 for the year 2002.

         In addition to the previously discussed charges recorded in the fourth quarter of 2003, GAAP results for 2003 were impacted by allowances for certain accounts and notes receivable in the amount of $19.0 million, related primarily to notes receivable from one customer.

OUTLOOK

         The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

         Quanta expects revenue for the first quarter of 2004 to range from $340 million to $360 million, and a loss per share of approximately $0.04 to $0.07 due to normal business seasonality and start-up and development costs associated with an initiative to pursue government contracts. Quanta expects revenue for 2004 to range from $1.6 billion to $1.7 billion and diluted earnings per share of approximately $0.20 to $0.30.

         Quanta Services has scheduled a conference call for February 26, 2004, at 9:30 a.m. Eastern Time. To participate in the call, dial (303) 262-2050 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company's web site at www.quantaservices.com. To listen to the live call on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software.

                                    - more -

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         For those who cannot listen to the live web cast, an archive will be available shortly after the call on the company's web site at www.quantaservices.com. A replay will be available through March 4, 2004, and may be accessed by calling (303) 590-3000 and using passcode 571359. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.

         Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

This press release contains various forward-looking statements and information, including management's expectations of revenues, earnings per share, operating margins and growth in certain markets that are based on management's belief as well as assumptions made by and information currently available to management. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric utility and telecommunications industries, and the ability of Quanta to successfully implement cost saving measures and to effectively integrate the operations of existing and acquired companies, as well as general risks related to the industries in which Quanta operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect. Actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the company's reports filed under the Securities Exchange Act of 1934.

                              - Tables to follow -

[QUANTA SERVICES LOGO]         QUANTA SERVICES, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF OPERATIONS
                               For the Three and Twelve Months Ended
                               December 31, 2003 and 2002
                               (In thousands, except per share information)

                                                 Three Months Ended December 31,     Twelve Months Ended December 31,
                                                 ------------------------------      ------------------------------
                                                     2003              2002              2003              2002
                                                 ------------      ------------      ------------      ------------
                                                  (Unaudited)       (Unaudited)
Revenues                                         $    431,289      $    432,756      $  1,642,853      $  1,750,713
Cost of services                                      377,677           374,098         1,442,958         1,513,940
                                                 ------------      ------------      ------------      ------------
   Gross profit                                        53,612            58,658           199,895           236,773
Selling, general & administrative expenses             40,909            46,769           176,872           225,725
Goodwill impairment                                     6,452                --             6,452           166,580
                                                 ------------      ------------      ------------      ------------
   Income (loss) from operations                        6,251            11,889            16,571          (155,532)
   Interest expense                                    (7,640)          (10,170)          (31,822)          (35,866)
   Loss on early extinguishment of debt               (35,055)               --           (35,055)               --
   Other, net                                          (2,835)           (2,390)           (2,763)           (2,446)
                                                 ------------      ------------      ------------      ------------
Income (loss) before taxes                            (39,279)             (671)          (53,069)         (193,844)
   Provision (benefit) for taxes                      (13,569)           (1,784)          (18,080)          (19,710)
                                                 ------------      ------------      ------------      ------------
Income (loss) before cumulative effect of
   change in accounting principle                     (25,710)            1,113           (34,989)         (174,134)
Cumulative effect of change in
   accounting principle, net of tax                        --                --                --           445,422
                                                 ------------      ------------      ------------      ------------
Net income (loss)                                     (25,710)            1,113           (34,989)         (619,556)
Dividends (forfeitures) on preferred stock                 --              (709)           (2,109)              (11)
Non-cash beneficial conversion charge                      --             8,508                --             8,508
                                                 ------------      ------------      ------------      ------------
Net income (loss) attributable to
   common stock                                  $    (25,710)     $     (6,686)     $    (32,880)     $   (628,053)
                                                 ============      ============      ============      ============
Basic earnings (loss) per share before
   cumulative effect of change in
   accounting principle                          $      (0.23)     $      (0.10)     $      (0.30)     $      (2.90)
Cumulative effect of change in
   accounting principle, net of tax                        --                --                --             (7.08)
                                                 ------------      ------------      ------------      ------------
Basic earnings (loss) per share                  $      (0.23)     $      (0.10)     $      (0.30)     $      (9.98)
                                                 ============      ============      ============      ============

Diluted earnings (loss) per share before
   cumulative effect of change in
   accounting principle                          $      (0.23)     $      (0.10)     $      (0.30)     $      (2.90)
Cumulative effect of change in
   accounting principle, net of tax                        --                --                --             (7.08)
                                                 ------------      ------------      ------------      ------------
Diluted earnings (loss) per share                $      (0.23)     $      (0.10)     $      (0.30)     $      (9.98)
                                                 ============      ============      ============      ============
Shares used in computing earnings per share:
         Basic                                        113,450            68,868           110,906            62,957
                                                 ------------      ------------      ------------      ------------
         Diluted                                      113,450            68,868           110,906            62,957
                                                 ------------      ------------      ------------      ------------

(QUANTA SERVICES LOGO)          QUANTA SERVICES, INC. AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                           DECEMBER 31,     DECEMBER 31,
                                                               2003             2002
                                                           ------------     ------------
                                        ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                               $    179,626     $     27,901
   Accounts receivable, net                                     364,844          367,057
   Costs and estimated earnings in excess of
      billings on uncompleted contracts                          45,473           54,749
   Inventories                                                   23,809           25,646
   Prepaid expenses and other current assets                     62,341           54,144
                                                           ------------     ------------
          Total current assets                                  676,093          529,497
PROPERTY AND EQUIPMENT, net                                     341,542          369,568
ACCOUNTS AND NOTES RECEIVABLE, net                               34,327           50,900
OTHER ASSETS, net                                                25,591           19,250
GOODWILL AND OTHER INTANGIBLES, net                             388,882          395,597
                                                           ------------     ------------
          Total assets                                     $  1,466,435     $  1,364,812
                                                           ============     ============


     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term debt                    $      5,034     $      6,652
   Accounts payable and accrued expenses                        175,445          189,080
   Billings in excess of costs and estimated
      earnings on uncompleted contracts                          18,911           16,409
                                                           ------------     ------------
          Total current liabilities                             199,390          212,141
LONG-TERM DEBT, net of current maturities                        58,051          213,167
CONVERTIBLE SUBORDINATED NOTES                                  442,500          172,500
DEFERRED INCOME TAXES AND OTHER NON-CURRENT
   LIABILITIES                                                  103,362           82,411
                                                           ------------     ------------
TOTAL LIABILITIES                                               803,303          680,219
                                                           ------------     ------------
REDEEMABLE COMMON STOCK                                              --           72,922
STOCKHOLDERS' EQUITY                                            663,132          611,671
                                                           ------------     ------------
          Total liabilities and stockholders' equity       $  1,466,435     $  1,364,812
                                                           ============     ============

(QUANTA SERVICES LOGO)         QUANTA SERVICES, INC. AND SUBSIDIARIES
                               RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
                               (In thousands, except per share information)
                               (Unaudited)

Presented below are reconciliations between certain GAAP and non-GAAP measures. The non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. Quanta is providing this non-GAAP information to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. However, Quanta believes certain non-GAAP measures provide meaningful insight into the company's ongoing economic performance and therefore uses the non-GAAP information internally to evaluate and manage Quanta's operations. These non-GAAP measures are provided to enable investors to evaluate our quarterly performance excluding the effects of certain items that we believe impact the comparability of our results between reporting periods.


                                                                            THREE MONTHS ENDED
                                                                            DECEMBER 31, 2003
                                                                   ------------------------------------
                                                                     Net income            Diluted
                                                                       (loss)              earnings
                                                                   attributable to          (loss)
                                                                    common stock           per share
                                                                   ---------------      ---------------
As Reported GAAP Basis                                             $       (25,710)     $         (0.23)

After tax impact of non-GAAP adjustments:
     Loss on early extinguishment of debt (a)                               23,742                 0.21
     Goodwill impairment (b)                                                 4,369                 0.04
     Loss on sale of investment (c)                                          1,994                 0.02
                                                                   ---------------      ---------------
Non-GAAP                                                  (e)      $         4,395      $          0.04
                                                                   ===============      ===============

         (a) Charges incurred as a result of various refinancings, including a pre-tax make-whole payment of $31.2 million as part of the retirement of the senior secured notes.

         (b) Represents a goodwill impairment charge due to the closure of one of our operating units.

         (c) Charge incurred due to the disposition of an investment in a fiber network.

(QUANTA SERVICES LOGO)         QUANTA SERVICES, INC. AND SUBSIDIARIES
                               RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
                               (In thousands, except per share information)
                               (Unaudited)

                                                                   THREE MONTHS ENDED
                                                                   DECEMBER 31, 2002
                                                            ------------------------------------
                                                              Net income
                                                                (loss)              Diluted
                                                            attributable to      earnings (loss)
                                                             common stock           per share
                                                            ---------------      ---------------
As Reported GAAP Basis                                      $        (6,686)     $         (0.10)

After tax impact of non-GAAP adjustments:
      Costs incurred associated with equity issuance to
        First Reserve                                                 1,688                 0.02
      Credit facility amendment costs                                   988                 0.01
      Severance costs (a)                                             1,112                 0.01
      Forgiveness of accrued dividends (b)                             (781)               (0.01)
      Non-cash beneficial conversion charge (c)                       8,508                 0.10
      Impact of change in share count (d)                                --                 0.03
                                                            ---------------      ---------------
Non-GAAP                                                    $         4,829      $          0.06
                                                            ===============      ===============

         (a) Charges incurred associated with efforts made during the quarter to reduce and consolidate overhead.

         (b) Represents the impact of the forgiveness by First Reserve of accrued dividends on the Series A Preferred Stock dividend it purchased from Aquila.

         (c) The company incurred a non-cash beneficial conversion charge of $8.5 million associated with the issuance of equity to First Reserve.

         (d) Represents the adjustment to include shares which had been excluded as they were antidilutive when considering the as reported GAAP loss.


                                      ####